Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Asia-Pacific Income Fund, Inc.	Aberdeen Asia-Pacific Income Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: July 7, 2011	Date: July 7, 2011